VIA EDGAR

November 10, 2000

United States Securities and Exchange Commission
Judiciary Plaza
450-5th Street N.W.
Washington, D.C. 20549
USA


Ladies and Gentlemen:

RE:  QUARTERLY REPORT

We enclose for filing a Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.



Yours truly,

BRAINTECH, INC.
  per:

"Grant Sutherland"
Grant Sutherland, Chairman